Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ariba, Inc. of our reports dated January 24, 2003, except for Note 16, as to which the date is March 7, 2003, relating to the financial statements and the financial statement schedule, which appear in FreeMarkets, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 11, 2004